EXHIBIT 10.2
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                        AMENDMENT TO EMPLOYMENT AGREEMENT

        This Amendment (the "Amendment") to the Employment Agreement, dated July 13, 2006, (the "Employment Agreement"), by and between Comverse Technology, Inc., a New York corporation (the "Company"), and Avi Aronovitz (the "Executive") is entered into on April 27, 2007 by and between the Company and the Executive (collectively, the "Parties").

                                 W I T N E S S E T H:
                                 -------------------

        WHEREAS, the Executive and the Company previously entered into the Employment Agreement under which the Company continues to employ the Executive;

        WHEREAS, the Company wishes to amend the Employment Agreement in recognition of the extraordinary time, effort and commitment that has been required, and is expected to continue to be required, of the Executive;

        NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, covenant and agree as follows:

        1. Amendments to Employment Agreement. The Employment Agreement is amended as follows:

                (a) The text of Section 1(k)(i) is deleted in its entirety and replaced by the following new text:

                        "(i) any reduction in the Executive's Base Salary, "Salary Supplement" during the "Special Circumstances Period" (as such terms are defined in Section 4 hereof) or Bonus Opportunity, other than as part of an across-the-board reduction applicable to all senior executives of Comverse Technology, Inc.;"

                (b) The text of Section 4 is deleted in its entirety and replaced by the following new text:

                        "As of the Effective Date and for the remainder of fiscal year 2006 and for fiscal year 2007, the Executive shall be paid a Base Salary at the rate of three hundred ten thousand dollars ($310,000), payable in accordance with the regular payroll practices of the Company. In respect of fiscal year 2008 and future fiscal years, the Base Salary shall be reviewed and increased no less frequently than annually, though the amount of such increase shall be determined in the discretion of the Board or the Compensation Committee. The Base Salary (after giving effect to any increase) may not be decreased unless the Executive provides his prior written consent to such decrease. In addition, during the Special Circumstances Period (as hereinafter



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                        defined, and retroactive to February 1, 2007), the
                        Executive shall be paid a salary supplement (the "Salary Supplement") at the rate of forty thousand dollars ($40,000) per annum (which shall not constitute part of "Base Salary" for the purposes hereof). For purposes hereof, "Special Circumstances Period" shall mean the period commencing on February 1, 2007 and ending six months after the date that the Company becomes current in the filing of its periodic reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission pursuant to Securities Exchange Act of 1934, as amended.

                (c) The words "(the "Special Retention Bonus")" are deleted from Section 5(b).

                (d)     The following new subsections (c) and (d) are added to
Section 5 as follows:

                        "(c) In view of the fact that extraordinary time, effort
                and commitment may continue to be required of the Executive, the Company shall pay to the Executive (i) a special retention bonus of two hundred thousand dollars ($200,000), which shall be due and payable on October 15, 2007, and (ii) a special retention bonus of two hundred thousand dollars ($200,000), which shall be due and payable on January 31, 2008, provided that, with respect to each such bonus, the Executive remains employed by the Company on a continuous basis through the applicable payment date.

                        (d) For purposes hereof, the special retention bonuses
                referred to in Section 5(b) and 5(c) are referred to collectively as the "Special Retention Bonus.""

                (e) Section 6 is amended as follows: by (i) designating subsections (b) and (c) as subsections (c) and (d), respectively, (ii) adding the words "and the 2007 Deferred Stock" following the words "Deferred Stock" in subsection (d) (following such designation) and (iii) adding the following new subsection (b):

                        (b) The Parties acknowledge that, pursuant to the 2005
                Plan and a Deferred Stock Award Agreement dated April 26, 2007 (the "2007 Deferred Stock Award Agreement"), the Board awarded to the Executive eleven thousand four hundred and ninety (11,490) shares of common stock of the Company in the form of deferred stock (the "2007 Deferred Stock"), which shall vest as to seventy-five percent (75%) of the original number of shares subject thereto on April 20, 2008 and as to twenty five percent (25%) of the original number of shares subject thereto on April 20, 2009, subject to accelerated vesting as otherwise provided herein. Shares of common stock in settlement of the 2007 Deferred Stock award (or, at the Company's election, cash in lieu of shares based on the fair market value thereof on the


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                applicable vesting date) shall be delivered to the Executive in accordance with the provision of the 2007 Deferred Stock Award Agreement.

                (f) Each of Sections 11(a)(i), 11(b)(i), 11(c)(i) and 11(d)(i) is amended by adding the words "and Salary Supplement" following the words "Base Salary" where it appears therein.

        2. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which taken together will constitute one and the same written agreement, which will be binding and effective as to all the Parties.

        3. Binding Effect. This Agreement shall be binding upon each of the Parties hereto, and upon their respective successors and assigns, and shall inure to the benefit of each of the Parties hereto, and their respective successors and assigns. Subject to the foregoing sentence, no person not a Party hereto shall have any right under or by virtue of this Agreement.

        IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first set forth above.

                                            COMVERSE TECHNOLOGY, INC.



                                            By:      /s/  Paul L. Robinson
                                                   ---------------------------
                                            Name:  Paul L. Robinson
                                            Title: Executive Vice President,
                                                   Chief Operating Officer and
                                                   General Counsel



                                            /s/  AVI ARONOVITZ
                                            -------------------------------
                                            AVI ARONOVITZ











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